Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of LIVEWIRE ERGOGENICS INC. (the "Company") on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bill Hodson, Chief Executive Officer, Treasurer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to LIVEWIRE ERGOGENICS INC. and will be retained by LIVEWIRE ERGOGENICS INC. and furnished to the Securities and Exchange Commission or its staff upon request.

January 24, 2012

/s/ Bill Hodson
Bill Hodson
Chief Executive Officer, Treasurer, Principal Financial Officer